UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2024
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On April 5, 2024, DZS Inc. (the “Company”) and DZS California Inc. (“DZS California”), a wholly owned subsidiary of the Company, consummated the previously disclosed sale (the “Asia Sale”) contemplated by the Stock Purchase Agreement, dated as of January 5, 2024, as amended (the “Stock Purchase Agreement”), among the Company, DZS California and DASAN Networks, Inc., a Korean company and significant stockholder of the Company (“DNI”).
This Amendment No. 1 on Form 8-K/A is being filed to amend Item 9.01(b) of the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission (“SEC”) on April 5, 2024 regarding the completion of its Asia Sale to include the pro forma financial information required by Item 9.01(b) of Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information.
Unaudited pro forma condensed consolidated statements of income of the Company for the year ended December 31, 2023 and for the three months ended March 31, 2024, unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2024, and the notes related thereto are attached hereto as Exhibit 99.1 and incorporated herein by reference.
(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer